As filed with the Securities and Exchange Commission on July 1, 2004
                                                     Registration No. 333 -
===============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                    -----------------------------------

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   Under

                         THE SECURITIES ACT OF 1933
                    -----------------------------------

                      CLEAN DIESEL TECHNOLOGIES, INC.
           (Exact name of registrant as specified in its charter)

               Delaware                                   06-1393453
    (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                  Identification Number)

                            300 Atlantic Street
                                 Suite 702
                        Stamford, Connecticut 06901
                (Address of registrant's principal executive
                        offices, including zip code)

                         THE 1994 INCENTIVE PLAN OF
                      CLEAN DIESEL TECHNOLOGIES, INC.
                          (Full title of the plan)

                         Charles W. Grinnell, Esq.
                            300 Atlantic Street
                                 Suite 702
                        Stamford, Connecticut 06901
                               (203) 327-7050
         (Name, address, and telephone number of agent for service)

                    -----------------------------------

                                                CALCULATION OF REGISTRATION FEE
========================================================================================================================
                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE         AGGREGATE           AMOUNT OF
            TO BE REGISTERED               REGISTERED (1)     PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
------------------------------------------ ---------------- ------------------- ------------------ ---------------------

 Common Stock, par value $.05 per share       2,587,894           $2.30           $5,955,412.60          $754.55
          (the "Common Stock")                 shares
========================================================================================================================

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2) The proposed maximum offering price per share and proposed maximum aggregate offering price are estimated solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) of the Securities Act, based upon the weighted average price of the following shares and exercise prices: (a) for shares of Common Stock subject to outstanding stock options previously granted under the 1994 Incentive Plan (the "Plan"), 321,894 shares at $2.90; 50,000 shares at $3.30; 350,000 shares at $1.65; 100,000 shares at
     $1.95; 40,000 shares at $2.03; 191,000 shares at $3.07; 35,000 shares at $2.91; and (b) for shares of Common Stock reserved for issuance under the Plan, 1,500,000 shares at $2.21, which is the average of the highest and lowest price per share of the Common Stock as reported by the OTC Electronic Bulletin Board and the Alternative Investment Market (AIM) of the London Stock Exchange on June 25, 2004. AIM prices reported in British pounds sterling have been converted into dollars at a foreign exchange rate of (pound)1.00 : $1.8218, the noon buying rate in effect on June 25, 2004.

                              EXPLANATORY NOTE

          Clean Diesel Technologies, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 relating to its Common Stock, par value $.05 per share, issuable under the 1994 Incentive Plan of Clean Diesel Technologies, Inc., as amended (the "Plan"). This Registration Statement is filed pursuant to Instruction E to Form S-8 to register 2,587,894 additional shares of Common Stock issuable under the Registrant's Plan.

                        INCORPORATION OF CONTENTS OF
                    REGISTRATION STATEMENTS BY REFERENCE

          Pursuant to Instruction E to Form S-8, except with respect to Items 3 and 5 (which have been updated and are set forth below), the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-16939), the Registrant's Registration Statement on Form S-8 (File No. 333-33276) and any post-effective amendments thereto.

                                   PART I

          The documents containing information specified by Part I of this Registration Statement will be sent or given to participants as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such documents are not being filed either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The Registration Statement incorporates herein by reference the following documents which have been filed with the SEC by the Registrant:

     o Our Annual Report on Form 10-K filed on March 25, 2004, which document includes the Registrant's audited financial statements for the fiscal year ended December 31, 2003; and

     o Our Quarterly Report on Form 10-Q filed on May 11, 2004, which includes unaudited consolidated financial statements for the three-month period ended March 31, 2004.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing such documents.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Charles W. Grinnell, counsel to the Registrant who has issued an opinion as to the validity of the shares of Common Stock covered by this Registration Statement, is a director and officer of the Registrant, owns 15,204 shares of Registrant's Common Stock and holds options to purchase 193,250 shares of Common Stock covered by this Registration Statement.

ITEM 8.   EXHIBITS

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1*           Restated Certificate of Incorporation, dated as of June 18,
               2004.

4.2*           Bylaws, as amended through June 11, 2003.

4.3* Certificate of Elimination of Designation of Series A Convertible Preferred Stock, dated as of June 18, 2004.

4.4 1994 Incentive Plan of Clean Diesel Technologies, Inc. as amended through August 8, 1996, filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-16939) and incorporated herein by reference.

4.5 Amendment of Section 5.1 of the 1994 Incentive Plan, effective June 9, 1999, filed as Exhibit 10e to Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

4.6*           Amendment of the 1994 Incentive Plan, effective June 11, 2003.

4.7 Form of Option Agreement under the 1994 Incentive Plan, filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-16939) and incorporated herein by reference.

4.8*           Form of Incentive Stock Option Agreement under the 1994
               Incentive Plan.

4.9*           Form of Non-Qualified Stock Option Agreement under the 1994
               Incentive Plan.

4.10* Form of Non-Executive Director Stock Option Agreement under the 1994 Incentive Plan.

5.1*           Opinion of Charles W. Grinnell, Esq.

23.1*          Consent of Eisner LLP.

23.2*          Consent of Ernst & Young LLP.

23.3* Consent of Charles W. Grinnell, Esq. (included in opinion filed as Exhibit 5.1).

24.0*          Powers of Attorney (included on the signature page).

----------------------

*  Filed herewith.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on July 1, 2004.

                                     CLEAN DIESEL TECHNOLOGIES, INC.


                                     By:   /s/ J.D. Peter-Hoblyn
                                          -------------------------------------
                                          Jeremy D. Peter-Hoblyn
                                          Chief Executive Officer and Director



                             POWER OF ATTORNEY

          WE, THE UNDERSIGNED OFFICERS AND DIRECTORS OF CLEAN DIESEL TECHNOLOGIES, INC. hereby severally constitute and appoint Jeremy D. Peter-Hoblyn, David W. Whitwell and Charles W. Grinnell, and each of them singly, our true and lawful attorneys-in-fact and agents with full power to them, and each of them singly, to sign for us and in our names and capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing in our names and behalf in our capacities as officers and directors to enable Clean Diesel Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and hereby ratify, approve and confirm all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                              Title                                          Date
                ---------                                              -----                                          ----


/s/ J.D. Peter-Hoblyn                        Chief Executive Officer and Director (principal executive           July 1, 2004
------------------------------------                                  officer)
Jeremy D. Peter-Hoblyn

/s/ David W. Whitwell                          Chief Financial Officer, Vice President and Treasurer             July 1, 2004
------------------------------------                (principal financial and accounting officer)
David W. Whitwell

/s/ John A. de Havilland                                              Director                                   July 1, 2004
------------------------------------
John A. de Havilland

/s/ Derek R. Gray                                           Non-Executive Chairman of the                        July 1, 2004
------------------------------------                       Board of Directors and Director
Derek R. Gray

/s/  Charles W. Grinnell                          Vice President, Corporate Secretary and Director               July 1, 2004
------------------------------------
Charles W. Grinnell

/s/ James M. Valentine                            President, Chief Operating Officer and Director                July 1, 2004
------------------------------------
James M. Valentine


                             INDEX TO EXHIBITS

EXHIBIT NO.    DESCRIPTION OF EXHIBIT
-----------    ----------------------

4.1*           Restated Certificate of Incorporation, dated as of June 18,
               2004.

4.2*           Bylaws, as amended through June 11, 2003.

4.3* Certificate of Elimination of Designation of Series A Convertible Preferred Stock, dated as of June 18, 2004.

4.4 1994 Incentive Plan of Clean Diesel Technologies, Inc. as amended through August 8, 1996, filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 333-16939) and incorporated herein by reference.

4.5 Amendment of Section 5.1 of the 1994 Incentive Plan, effective June 9, 1999, filed as Exhibit 10e to Report on Form 10-K for the year ended December 31, 1999 and incorporated herein by reference.

4.6*           Amendment of the 1994 Incentive Plan, effective June 11, 2003.

4.7 Form of Option Agreement under the 1994 Incentive Plan, filed as Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (File No. 333-16939) and incorporated herein by reference.

4.8*           Form of Incentive Stock Option Agreement under the 1994
               Incentive Plan.

4.9*           Form of Non-Qualified Stock Option Agreement under the 1994
               Incentive Plan.

4.10* Form of Non-Executive Director Stock Option Agreement under the 1994 Incentive Plan.

5.1*           Opinion of Charles W. Grinnell, Esq.

23.1*          Consent of Eisner LLP.

23.2*          Consent of Ernst & Young LLP.

23.3* Consent of Charles W. Grinnell, Esq. (included in opinion filed as Exhibit 5.1).

24.0*          Powers of Attorney (included on the signature page).

----------------------

*  Filed herewith.